Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259252 on Form S-4 of Chesapeake Energy Corporation of our report dated February 17, 2021, relating to the financial statements of Vine Oil & Gas LP. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

September 22, 2021